Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 25, 2011, with respect to the consolidated financial statements of PGS Consultoria e Serviços Ltda. included in Amendment 1 to the Registration Statement (Form S-1 No. 333-180615) and related Prospectus of Bloomin’ Brands, Inc. for the registration of its common stock.

/s/ Ernst & Young Terco Auditores Independentes S.S.

Rio de Janeiro, Brazil

May 16, 2012